UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act Of 1934

October 6, 2016

Date of Report (Date of earliest event reported)

___________________________________________________________

ACURA PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

___________________________________________________________

State of New York	1-10113	11-0853640
(State of Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification Number)

616 N. North Court, Suite 120

Palatine, Illinois 60067

(Address of principal executive offices) (Zip Code)

(847) 705-7709

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e- 4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed by Acura Pharmaceuticals, Inc. (the “Company”) on the Current Report on Form 8-K filed on August 16, 2016 with the Securities and Exchange Commission, the Company received a written notification from The NASDAQ Stock Market LLC (“NASDAQ”) notifying the Company that it had failed to comply with NASDAQ Listing Rule 5550(b)(1) (the “Rule”) due to the Company’s failure to maintain a minimum of $2.5 million in stockholders’ equity (or meet the alternatives of market value of listed securities of $35 million or net income from continuing operations).

On October 6, 2016, the Company received a letter from NASDAQ indicating that the Company was afforded until February 10, 2017 to regain compliance with the minimum stockholders’ equity requirement of $2.5 million, as set forth in the Rule. The letter was in response to a plan of compliance submitted by the Company on September 29, 2016 in which it requested an extension of time to comply with the Rule. The notification has no immediate effect on the listing of the Company’s common stock on The Nasdaq Capital Market.

If the Company fails to regain compliance by February 10, 2017, the Company’s common stock will be subject to delisting by NASDAQ.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ACURA PHARMACEUTICALS, INC.

By:	/s/ Peter A. Clemens
Peter A. Clemens
Senior Vice President & Chief Financial Officer

Date: October 6, 2016